Exhibit 23.2

RP® FINANCIAL, LC.

Advisory | Planning | Valuation

September 12, 2013

Boards of Directors

Coastway Bancorp, MHC

Coastway Bancorp, LLC

Coastway Bancorp, Inc.

Coastway Community Bank

One Coastway Plaza

Cranston, Rhode Island  02910

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form AC for Coastway Bancorp, MHC, and in the Registration Statement on Form S-1 for Coastway Bancorp, Inc., in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statements concerning subscription rights and liquidation rights in such filings including the prospectus of Coastway Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

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